UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
January 16, 2024
Date of report (Date of earliest event reported)
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SEI INVESTMENTS COMPANY
(Exact name of registrant as specified in its charter)
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Pennsylvania	0-10200	23-1707341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Freedom Valley Drive
Oaks, Pennsylvania 19456
(Address of Principal Executive Offices and Zip Code)
(610) 676-1000
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEIC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 16, 2024, SEI Investments Company (the “Company”) entered into an agreement with Sean Denham, 51, to begin employment with the Company on March 18, 2024 and serve as the Company’s Chief Financial Officer effective upon the date following the current Chief Financial Officer Dennis McGonigle’s resignation in connection with his previously announced retirement. The Company expects Mr. McGonigle’s date of resignation to be effective on the day of the filing of its Form 10-Q for the first quarter of 2024 with the U.S. Securities and Exchange Commission. Currently, the Company intends to enter into an agreement with Mr. McGonigle in connection with his resignation and it will file an amendment to this Form 8-K at the appropriate time.
Mr. Denham has been a partner at Grant Thornton, the U.S. arm of Grant Thornton International, one of the largest international corporate advisory and accounting firms in the world, since 2004. As a partner at Grant Thornton, Mr. Denham advised clients in the areas of accounting, audit, advisory services, risk management, and mergers and acquisitions. Mr. Denham has served in many National and Regional Leadership roles at Grant Thornton, most recently serving as the regional managing partner for the Atlantic Coast, Philadelphia Office Managing Partner, National Audit growth leader, and the national Special Purpose Acquisition Company (SPAC) leader.
Mr. Denham brings deep experience across accounting, audit, advisory services, risk management, and mergers and acquisitions. In addition to his long tenure at Grant Thornton, he spent time during his career in audit and M&A at Ernst & Young and Amper, Politziner & Mattia. He also served on the CEO Council for Growth, an initiative of the Philadelphia Chamber of Commerce, as a board member and treasurer for the Greater Philadelphia Alliance for Capital and Technologies (PACT), as well as a cabinet member of the United Way of Greater Philadelphia and Southern New Jersey. Mr. Denham is a Certified Public Accountant and earned a bachelor’s degree in accounting from Lehigh University.
On January 16, 2024, the Company entered into an employment agreement with Mr. Denham (the “Employment Agreement”) with a four-year term (the “Term”) from the date upon which Mr. Denham’s employment commences (the “Commencement Date”). Mr. Denham and the Company entered into an amendment to the Employment Agreement on January 31, 2024, to clarify certain provisions with respect to the date of Mr. Denham’s appointment as Chief Financial Officer (the “Amendment”).
Pursuant to the Employment Agreement, Mr. Denham will receive (i) an annual salary of $750,000 (which may be increased, but not decreased, during the Term) and (ii) an annual target bonus opportunity of $1,700,000, which amount is guaranteed for fiscal year 2024 (but will be prorated for Mr. Denham’s 2024 employment term) and commencing in fiscal year 2025 will based on individual and/or Company performance as determined by the Compensation Committee of the Board (“Compensation Committee”).
As agreed in the Employment Agreement, on the Commencement Date Mr. Denham will receive an on-boarding restricted stock unit grant with respect to 45,000 shares (the “Staking Grant”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), under the Company’s 2014 Omnibus Equity Compensation Plan (the “2014 Plan”). The Staking Grant will vest over three years in equal annual installments on the first three anniversaries of the Commencement Date; provided that Mr. Denham remains employed through the applicable vesting date.
In connection with Mr. Denham’s on-boarding and per the terms of the Employment Agreement, on the Commencement Date he will receive a non-qualified stock option grant with respect to 22,500 shares of the Common Stock under the 2014 Plan with:
•an exercise price per share equal to the closing share price of the Common Stock on the Commencement Date;
•a term of 10 years, unless earlier terminated pursuant to the terms of the 2014 Plan; and
•vesting provisions as follows:
◦as to 50% of the shares on the later of (1) December 31 of the year which the Company has adjusted earnings before income taxes per share of $5.25 or more, or (2) December 31, 2025; and
◦as to 100% of the shares on the later of (1) December 31 of the year in which the Company has adjusted earnings before income taxes per share of $7.10 or more, or (2) December 31, 2027.
Commencing in December 2024 and during the Term, Mr. Denham will be eligible to receive annual equity grants under the 2014 Plan (or a successor plan) in such form and on such terms as the Board or Compensation Committee deems appropriate. Under the Employment Agreement, Mr. Denham’s annual equity grant in December

2024 is fixed at a non-qualified option to purchase 22,500 shares of the Common Stock and 15,000 restricted stock units, with an exercise price per option, and, in the case of options and restricted stock units, such vesting and other terms, similar to the equity grants made to other senior executives at that time.
Pursuant to the Employment Agreement, Mr. Denham will receive the following severance benefits if his employment is terminated by the Company other than for Cause (as defined in the Employment Agreement) or if Mr. Denham resigns for Good Reason (as defined in the Employment Agreement), and he executes and does not revoke a general release of claims:
•the accrued obligations as defined in the Employment Agreement;
•an amount equal to (x) one times his base salary as of the termination date and (y) one times his annual bonus for the year of termination, payable in payroll installments during the 12-month period following the year of termination;
•accelerated full vesting of the Staking Grant; and
•an extension of the exercise period of any then vested options to purchase Common Stock to the then remaining term of such vested options.
If Mr. Denham’s employment is terminated as a result of his death or disability, he (or his estate) will receive:
•the accrued obligations as defined in the Employment Agreement;
•accelerated full vesting of the Staking Grant; and
•an extension of the exercise period of any then vested options to purchase Common Stock to the then remaining term of such vested options.
Mr. Denham will be subject to covenants not to compete with the Company or solicit its employees or customers during his employment and for a period of 12 months following termination of employment for any reason, as well as confidentiality covenants.
The Employment Agreement and the Amendment are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Employment Agreement and the Amendment are not complete and are qualified in their entireties by reference to such exhibits.
A press release relating to Mr. Denham’s appointment, issued February 5, 2024, is filed as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Employment Agreement, dated as of January 16, 2024, by and between SEI Investments Company and Sean Denham
99.2	Amendment No. 1 to Employment Agreement, dated as of January 31, 2024, by and between SEI Investments Company and Sean Denham
99.3	Press Release of SEI Investments Company dated February 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date:	February 5, 2024	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle Chief Financial Officer